SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2009

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

This Form 8-K/A amends the Form 8-K filed by The Female Health Company (the "Company") on August 5, 2009 (the "Original Form 8-K") disclosing the evaluation by the Company of the future of its UK facility upon the decision of two of its largest customers to switch their purchases from the first generation product, FC1, manufactured in the UK facility, to the second generation product, FC2, which is manufactured in Malaysia.  This Form 8-K/A is being filed to amend the Original Form 8-K to update the disclose made therein.

Section 2 – Financial Information

Item 2.05  Costs Associated with Exit or Disposal Activities

Pursuant to the Company's evaluation of the future of its UK facility, as required by British labor law, the Company went through an evaluation process, working in tandem with employee representatives, in which various manufacturing alternatives were considered.  As the Company was unable to identify a satisfactory alternative, the facility’s manufacturing operations ceased in October 2009.  In addition, as previously announced, in November 2009, the Company entered into a new lease and related agreements with the new owner of the UK facility which, among other things, provides for the expiration of the term of the lease on the earlier of (1) November 1, 2010 or (2) at least three months after the Landlord provides a notice of termination, but in any event not before May 2, 2010.

The Company currently estimates that it will incur total costs in connection with the transition from FC1 to FC2 and related cessation of the UK facility's FC1 manufacturing operations of approximately $3.2 million, consisting of (1) a one-time charge of $1.5 million for restructuring costs, including redundancy payments to employees and associated restructuring fees, which was accrued in the fourth quarter of fiscal 2009 and (2) a charge currently estimated to be approximately $1.7 million for lease exit and related costs, net of the recognition of deferred gain on sale of facility of $658,000, which will be accrued later in fiscal 2010.  The Company estimates that the $1.5 million charge relating to restructuring costs will include cash expenditures of about $1.2 million, primarily consisting of redundancy payments to employees and consulting fees.  The Company estimates that the charge relating to lease exit and related costs will include cash expenditures of between $2.2 million and $2.5 million, consisting primarily of lease surrender payments and estimated rent for the remaining term of the lease.  Approximately $2.2 million of the cash payments have already been made, funded internally.  The remaining cash payments will also be funded internally.

All discussions of estimated costs are based on the Company's current expectations and are subject to change.

Forward-Looking Statements

This Form 8-K/A contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this report include the Company's estimates relating to costs to be incurred in connection with the restructuring of the Company's UK operations.  These statements are based upon the Company’s current plans and strategies, and reflect the Company’s current assessment of the risks and uncertainties related to its business, and are made as of the date of this report.  The Company assumes no obligation to update any forward-looking statements contained in this report as a result of new information or future events, developments or circumstances.  Such forward-looking statements are inherently subject to known and unknown risks and uncertainties.  The Company’s actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following:  product demand and market acceptance;  competition in the Company’s markets and the risk of new competitors and new competitive product introductions;  the Company’s reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments;  global donors and other public health organizations in the global public sector;  the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers;  the Company’s production capacity, efficiency and supply constraints; and other risks detailed in the Company’s press releases, shareholder communications and Securities and Exchange Commission filings, including the Company’s Form 10-K for the fiscal year ended September 30, 2008.  Actual events affecting the Company and the impact of such events on the Company’s operations may vary from those currently anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  December 1, 2009
BY  /s/ Donna Felch
       Donna Felch, Vice President and
       Chief Financial Officer